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                                                                   Exhibit 10.29

                        AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into as of the 13TH day of February, 2003, by and between MetaSolv Software, Inc. a Delaware corporation (the "Employer"), and Phillip C. Thrasher (the "Executive").

                                    RECITALS

     A. The Employer and the Executive entered into an Employment Agreement dated as of July 3, 2002 (the "Employment Agreement").

     B. The Employer and the Executive desire to amend the Employment Agreement as set forth below.

     NOW, THEREFORE, in consideration of the above premises and the following mutual covenants and conditions, the parties agree as follows:

     1. Amendment to Section 5(B). Section 5(B) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

          "B. The Employer shall award the Executive the following options (collectively, the "Options") to purchase shares of MetaSolv, Inc.'s common stock:

               (1) 125,000 shares of common stock on the Acquisition Closing
          Date

               (2) 75,000 six months following the Acquisition Closing Date

               (3) 50,000 on February 13, 2003.

          All options, other than the Options in subparagraph (1) above, shall be granted at an exercise price equivalent to the fair market value of the common stock, as determined by the closing sales price on the Nasdaq on the date of the grant, which shall be the first business day of the month following the respective dates indicated above. The Options in subparagraph
     (1) above shall be granted at an exercise price equivalent to the fair market value of the common stock, as determined by the closing sales price on the Nasdaq on the Acquisition Closing Date. The stock options will vest and otherwise be governed by the terms and provisions imposed by the Employer's stock option program and the stock option agreement, which the Executive shall be required to enter into as a condition of such grant."

          2. Headings. The headings in this Amendment are inserted for convenience only and are not to be considered a construction of the provisions hereof.


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     3. Execution of Amendment. This Amendment may be executed in several counterparts, each of which shall be considered an original, but which when taken together, shall constitute one agreement.

     4. Recitals. The recitals to this Amendment are incorporated herein as an integral part hereof and shall be considered as substantive and not precatory language.

     5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Texas.

     IN WITNESS WHEREOF, the parties have set their signatures on the date first written above.

EMPLOYER:                                        EXECUTIVE:

METASOLV SOFTWARE, INC.


By:  /s/ T. Curtis Holmes, Jr.                   /s/ Phillip C. Thrasher
   ---------------------------------             -------------------------------
     T. Curtis Holmes, Jr.                       Phillip C. Thrasher
Its: President and Chief Operating Officer


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